Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of 58.com Inc. of our report dated March 17, 2014, relating to the consolidated financial statements of 58.com Inc. which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China
March 17, 2014

普华永道中天会计师事务所(特殊普通合伙)北京分所

PricewaterhouseCoopers Zhong Tian LLP, Beijing Branch, 26/F Office Tower A

Beijing Fortune Plaza, 7 Dongsanhuan Zhong Road, Chaoyang District, Beijing 100020, PRC

T: +86 (10) 6533 8888, F: +86 (10) 6533 8800, www.pwccn.com